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     AMENDMENT NO. 3 dated as of this 1st day of October, 1996 ("Amendment No.
3") between LIFE MEDICAL SCIENCES, INC. (the "Company") (formerly "BIOMEDICAL POLYMERS INTERNATIONAL, LTD.") and YISSUM RESEARCH DEVELOPMENT COMPANY OF THE HEBREW UNIVERSITY OF JERUSALEM ("Yissum").



                                 W I T N E S S E T H:
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          WHEREAS, the parties have entered into an agreement dated June 14,
1991 (the "1991 Agreement"), which 1991 Agreement was amended pursuant to (i) an amendment dated as of February __, 1994 ("Amendment No. 1") and (ii) an amendment dated as of January 1, 1996 ("Amendment No. 2") (the 1991 Agreement as amended by Amendment No. 1 and Amendment No. 2 is referred to herein as the "Original Agreement"); and

          WHEREAS, the parties wish to modify and amend the Original Agreement upon the terms, provisions and conditions set forth below.

          NOW, THEREFORE, in consideration of the mutual agreements set forth herein, the parties hereto agree as follows:

          1. Section 18 of the Original Agreement is hereby amended to provide that the address at which the Company shall receive all notices and communications shall be 379 Thornall Street, Edison, New Jersey 08837-2227,
Attention:  Robert Hickey, Chief Executive Officer and President.

          2. Paragraph 7 of Amendment No. 2 is hereby amended by deleting the entire Paragraph 7 except for the first sentence and substituting the following in place thereof immediately following the first sentence:

          "The term of Research Program III shall be for a period of five (5) years from the date of Amendment No. 3 and may be extended as provided for in Sections 2(c), (d) and (e) of the Original Agreement and shall be subject to the requirements as provided in Sections 2(f) and (g) of the Original Agreement. In consideration of the foregoing, in addition to the $60,000 previously paid by the Company to Yissum in connection with Research Program III, the Company shall pay to Yissum the amounts set forth in the Budget (as hereinafter defined) for Research Program III. The Company may terminate Research Program III on one hundred twenty (120) days' prior written notice. In the event that the Company terminates Research Program III, such termination shall not be deemed to be a termination of the Original Agreement but only a termination of Research Program III."
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          3.  Commencing on the date hereof, and continuing throughout the term of Research Program III, the Company shall provide to Yissum an operating budget (the "Budget") setting forth among other items, the amount, which amount shall be determined by the Company in its sole discretion, to be made available to Yissum for the next ensuing twelve (12) month period for Research Program III. Attached hereto and made a part of appendix "A" to the Original Agreement is a Budget for the twelve (12) month period commencing on the date hereof. Not less than ninety (90) days prior to the commencement of each twelve (12) month period thereafter, the Company shall deliver to Yissum a Budget for the next ensuing twelve (12) month period. In the event the Company shall fail to deliver a Budget prior to the commencement of the twelve (12) month period for which a Budget is required, the Budget for the preceding year shall continue to govern until a new Budget is provided.

          4.  The following new Section 17(f) is hereby added to the Original
Agreement:

          "17.(f) (i) Yissum covenants and agrees to: (A) execute and be bound by all of the terms and conditions of the Confidentiality and Non-Competition Undertakings to the Company set forth in and attached hereto as Exhibit A and made a part hereof ("Exhibit A") including, without limitation, maintaining the Confidential Information (as defined in Exhibit A) in strict confidence during and after the term of the Original Agreement and refraining from engaging in competitive activities during the term of the Original Agreement and for a period of two (2) years thereafter; (B) require its employees, consultants, subcontractors, agents and representatives to execute and be bound by all of the terms and conditions of the Confidentiality and Non-Competition Undertakings to the Company set forth in and attached hereto as Exhibit B and made a part hereof; and (C) require the employees, consultants, subcontractors, agents and representatives of the University to execute and be bound by all of the terms and conditions of the Confidentiality and Non-Competition Undertakings to Yissum set forth in and attached hereto as Exhibit C and made a part hereof; (ii) Yissum covenants and agrees to take all necessary measures and actions including, without limitation, resorting to all legal measures, at Yissum's sole cost and expense, to avoid a breach of and/or subsequent and/or continuing breaches of any of the terms and conditions of any of the Confidentiality and Non-Competition Undertakings set forth in Exhibits A, B and C which are attached hereto and made a part hereof. In the event Yissum fails to take such measures and actions, such failure shall be a fundamental breach of the terms of the Original Agreement; (iii) the provisions of this Section 17(f) shall survive the termination or expiration of the Original Agreement for any reason whatsoever; and (iv) the provisions of this Section 17(f) shall be subject to the provisions of Section 12 with respect to publications."

          5.  All terms used herein but not otherwise defined
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herein shall have the same meaning ascribed to such term in the Original
Agreement.

          6. Amendment No. 3 may be executed in counterparts each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. From and after the execution and delivery of Amendment No. 3, the term "Original Agreement" shall be deemed to include the terms and provisions of Amendment No. 3.

          7. By executing Amendment No. 3, Yissum and the Company hereby certify that any and all necessary approvals and consents for the effectiveness of Amendment No. 3 have been obtained.

          8. Yissum and the Company further acknowledge that as of the date of execution of Amendment No. 3 and all attachments thereto, the Original Agreement, as amended by Amendment No. 3, is in full force and effect, including, but not limited to Research Program III, with no current or anticipated events of default.

          IN WITNESS WHEREOF, the parties have duly executed Amendment No. 3 as of the day and year first above written.

Yissum Research and Development            Life Medical Sciences, Inc.
Company of the Hebrew
University of Jerusalem

By: ___________________________________    By:  ________________________________
Name:                                               Name:
Title:                                              Title:

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